Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of January 26, 2017, by and among Alipay (UK) Limited, a United Kingdom limited company (“Parent”), and the person whose name appears on the signature pages hereto (the “Stockholder”) and MoneyGram International, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Matrix Acquisition Corp., a Delaware corporation and subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) that, among other things, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, the Stockholder agrees to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that the Stockholder owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record as of the date hereof, and any additional shares of Common Stock that such Stockholder may acquire beneficial (as defined in Rule 13d-3 under the Exchange Act) or record ownership of after the date hereof (collectively, the “Covered Shares”).

C. As of the date hereof, the Stockholder is the beneficial or legal owners of record, and have either sole or shared voting power over, such number of shares of Common Stock as are indicated opposite such Stockholder’s name on Schedule A attached hereto.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof or (c) the date of any amendment, modification, change or waiver of any provision of the Merger Agreement that reduces the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement).

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, (c) entry into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise or (d) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c) above.

2. Agreement to Not Transfer the Covered Shares.

2.1 No Transfer of Covered Shares. Until the Expiration Time, the Stockholder agrees not to, Transfer or cause or permit the Transfer of any Covered Shares, other than with the prior written consent of Parent (to be granted or withheld in Parent’s sole discretion). Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever. Notwithstanding anything in this Agreement to the contrary, such Stockholder may Transfer Covered Shares (a) to any member of such Stockholder’s immediate family, (b) to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (c) by will or operation of law, (d) in connection with or for the purpose of personal tax-planning or estate-planning or (e) for charitable purposes or as charitable gifts or donations; provided that a Transfer referred to in clause (a) through (e) of this Section 2.1 will be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, the Stockholder may sell or net settle a sufficient number of Common Stock to cover the tax withholding obligations resulting from the vesting and conversion of Company RSUs or the exercise of Company Options and to cover the payment of the exercise price related to the exercise of Company Options.

2.2 Update of Beneficial Ownership Information. Promptly following the written request of Parent, or upon the Stockholder’s acquisition of beneficial (as defined in Rule 13d-3 under the Exchange Act) or record ownership of additional shares of Common Stock after the date hereof, the Stockholder will send to Parent a written notice setting forth the number of Covered Shares beneficially owned by the Stockholder and indicating the capacity in which such Covered Shares are owned.

3. Agreement to Vote the Covered Shares.

3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of Company’s stockholders by written consent with respect to any of the following matters, the Stockholder shall vote (including via proxy) the Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) the Covered Shares):

(a) in favor of the adoption of the Merger Agreement; and

(b) against (A) any Company Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement and (B) any other action, agreement or proposal which could reasonably be expected to delay, postpone or adversely affect consummation of the Merger and the other transactions contemplated by the Merger Agreement.

3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3 The Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within three Business Days of receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company by or on behalf of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1. The Stockholder shall promptly confirm to Parent (and provided reasonable evidence of) such execution and delivery of such proxy card or voting instructions.

3.4 Without limiting the obligations of the Stockholder under this Agreement, the Stockholder hereby irrevocably appoints as their proxy and attorney-in-fact the officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Proxy Holders”), each of them individually, with full power of substitution, to vote the Covered Shares in accordance with this Agreement and, in the discretion of the Proxy Holders, with respect to any proposed postponements or adjournments of meetings of the Company’s stockholders at which any of the matters described in this Agreement are to be considered, in each case only in the event the Stockholder fails to be counted as present or fails to vote all of the Stockholder’s Covered Shares in accordance with this Agreement. This proxy is coupled with an interest and shall be irrevocable, and the Stockholder shall each take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Covered Shares. Notwithstanding anything to the contrary in this Agreement, the proxy granted by this Section 3.4 shall terminate and be of no further force and effect upon the Expiration Time.

3.5 (a) Notwithstanding the foregoing and subject to Section 11.16, if the Company Board makes a Change of Recommendation (other than in connection with a Company Acquisition Proposal) in accordance with Section 5.4(e) of the Merger Agreement, then if the aggregate number of shares of Common Stock subject to this Agreement and any other voting agreements between Parent and other stockholders of the Company relating to the matters set forth in Section 3.1 (the “Other Voting Agreements”) exceeds thirty-five-percent (35%) of the total number of outstanding shares of Common Stock as of the record date for any meeting at which any matters set forth in Section 3.1 are to be voted on (the “Covered Shares Cap”), then the obligation of the Stockholder to vote the Covered Shares in accordance with Section 3 shall be modified such that (i) the Stockholder, together with the other stockholders of the Company party to such Other Voting Agreements, shall only be required to collectively vote an aggregate number of shares of Common Stock equal to the Covered Shares Cap and (ii) notwithstanding any other provision of this Agreement or any Other Voting Agreement, the number of shares of Common Stock subject to the obligations set forth in Section 3 of this Agreement (and the number of shares of Common Stock subject to the corresponding obligations in each Other Voting Agreement) shall be reduced on a pro rata basis in accordance with the number of votes the Stockholder and each other such stockholder is entitled to cast in each case only to the extent required to limit the aggregate number of shares of Common Stock subject to such obligations to the Covered Shares Cap as set forth in clause (i) above. The Stockholder, in his or her discretion, shall be entitled to vote all of the Stockholder’s shares of Common Stock which are no longer subject to this Agreement as a result of this Section 3.5(a) in any manner the Stockholder chooses, which shares of Common Stock will no longer be subject to the irrevocable proxy set forth in Section 3.4 above.

(b) Within 3 Business Days following a Change of Recommendation (other than in connection with a Company Acquisition Proposal) the Company shall send a written notice setting forth the number of shares of Common Stock owned by the Stockholder that, as a result of the application of Section 3.5(a), are no longer subject to this Agreement and therefore are not deemed “Covered Shares” under this Agreement, together with supporting calculations based upon the number of shares of Common Stock outstanding as of the record date of the Company Stockholder Meeting, the number of Covered Shares under this Agreement and the number of shares of Common Stock subject to the Other Voting Agreements.

4. Waiver of Appraisal Rights. Solely with respect to the Merger Agreement and the transactions contemplated thereby, the Stockholder hereby waives all appraisal rights under Section 262 of the DGCL with respect to all Covered Shares owned (beneficially or of record) by the Stockholder.

5. No Legal Action. The Stockholder shall not bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholder (or the Stockholder’s performance hereunder) breaches any fiduciary duty of the Company’s board of directors (or any member thereof) or any duty that the Stockholder has (or may be alleged to have) to the Company or to the other holders of the Common Stock.

6. Fiduciary Duties. Nothing in this Agreement shall restrict or affect any action or inaction of the Stockholder, acting in such person’s capacity as a director or officer of the Company, including complying, subject to the provisions of the Merger Agreement, with his or her fiduciary obligations as a director of the Company. The Stockholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of the Stockholder’s Covered Shares. No action or inaction taken or failed to be taken in such capacity as a director shall be deemed to constitute a breach of this Agreement.

7. Notice of Certain Events. The Stockholder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would constitute a breach of the representations and warranties of the Stockholder under this Agreement or (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement.

8. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

8.1 Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 3 hereof. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against him or her in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

8.2 Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial or record owner of the Covered Shares indicated on Schedule A hereto opposite the Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement or as disclosed on Schedule A and (b) the Stockholder has sole voting power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares.

8.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations under this Agreement and the compliance by the Stockholder with any provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to the Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

8.4 Absence of Litigation. There is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Stockholder to perform such party’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

9. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

9.1 Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

9.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Parent, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

9.3 Absence of Litigation. There is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that could reasonably be expected to materially impair or materially adversely affect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

10. Miscellaneous.

10.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

10.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile (upon confirmation of receipt) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to any Stockholder, to the address set forth for such party on Schedule A with a copy to (which shall not be considered notice):

Name:

Address:

Fax:

Attention:

(ii) if to Parent, to:

Alipay (UK) Limited

c/o 26/F Tower One, Times Square

1 Matheson Street

Causeway Bay, Hong Kong

Attn: General Counsel

Fax: (852) 2215-5321

with a copy to (which shall not be considered notice):

Name:         Simpson Thacher & Bartlett LLP

Address:      425 Lexington Avenue

                    New York, New York 10017

Fax:             (212) 455-2502

Attention:    Lee Meyerson

and

Simpson Thacher & Bartlett LLP

ICBC Tower – 35th Floor

3 Garden Road, Central

Hong Kong, China

Fax:             (852) 2869-7694

Attention:    Kathryn King Sudol

(iii) if to Company, to:

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas

Fax:             (214) 999-7670

Attention:    Aaron Henry

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue

Suite 3700

Dallas, TX 75201-2975

Attention:    Alan J. Bogdanow

Fax:             (214) 999-7857

and

Vinson & Elkins LLP

1001 Fannin Street

Suite 2500

Houston, TX 77002- 6760

Attn:            Lande Spottswood

10.6 Jurisdiction; Waiver of Jury.

(a) Each of the parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, of any Delaware state or federal court within the State of Delaware) for the purpose of any Claim directly or indirectly based upon, arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or the actions of Parent, or the Stockholder in the negotiation, administration, performance and enforcement hereof and thereof.    Each of the parties (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, of any Delaware state or federal court within the State of Delaware) with respect to any matter relating to or arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any such proceeding in any court other than the Delaware state or federal courts within the State of Delaware, as described above. Each of Parent and the Stockholder irrevocably consents to the service of process out of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 11.5, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(b) EACH OF PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

10.7 Documentation and Information. The Stockholder consent to and authorizes the publication and disclosure by the Company of the Stockholders’ identities and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement. The Company will provide legal counsel to the Stockholder with a reasonable opportunity to review and comment on drafts of such disclosure documents with respect to references to the Stockholder contained therein prior to the filing or public disclosure of such disclosure documents.

10.8 Specific Performance. Each of Parent and the Stockholder agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that Parent and the Stockholder shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 11.6(a) above, this being in addition to any other remedy to which they are entitled at law or in equity.

10.9 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, both written and oral, between the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

10.10 Reliance. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

10.11 Interpretation. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, all references to “dollars” or “$” are to United States dollars. References to a party or to the parties to this Agreement refers to the Parent and the Stockholder, individually or collectively, as the case may be.

10.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party.

10.13 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

10.14 Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

10.16 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ALIPAY (UK) LIMITED

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

MONEYGRAM INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SCHEDULE A

Name	Address for Notice	Covered Shares

A-1